Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, WA 98104 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 30, 2012	Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Second Quarter 2012

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $36 million, or $0.22 per diluted share, on revenues of $294 million. Earnings for the second quarter of 2011 were $44 million, or $0.27 per diluted share, on revenues of $284 million.

Earnings for the first six months of 2012 were $65 million, or $0.40 per diluted share, on revenues of $631 million. Earnings for the first six months of 2011 were $82 million, or $0.50 per diluted share, on revenues of $559 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first six months of 2012 was $234 million, up from $209 million in the same period of 2011. The company ended the quarter with $260 million in cash and cash equivalents. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“Earnings in our timber and manufacturing businesses improved over the past year,” said Rick Holley, Plum Creek's president and chief executive officer. “Improving demand for our lumber and panels drove a $4 million improvement in our Manufacturing segment's second quarter profit compared to 2011. In our resources segments, higher harvest volumes, supplemented by volume from our recent timber deed acquisition, helped drive $8 million of profit growth and a $15 million increase in adjusted EBITDA. In our Real Estate segment, last year's second quarter sales were anchored by a couple of large conservation transactions making for a challenging comparison. However, our Real Estate segment revenues for this second quarter of $47 million were a bit higher than we initially anticipated. We continue to be on track to grow our adjusted EBITDA by approximately $50 million this year.”

Review of Operations

The Northern Resources segment reported operating income of $4 million for the quarter, up $1 million from the second quarter of 2011. As expected, good harvesting conditions throughout much of the quarter allowed the company to bring more timber to market than the previous year. The sawlog harvest increased approximately 160,000 tons, or 34 percent, and the pulpwood harvest increased approximately 70,000 tons, or 29 percent. Sawlog prices of $71 per ton approximated second quarter of 2011 levels. Average pulpwood prices of $42 per ton were about $2 per ton higher than the same period of 2011.

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Exhibit 99.1

Operating income in the Southern Resources segment was $22 million, an increase of $7 million from the $15 million reported during the second quarter of 2011. Both sawlog and pulpwood prices were slightly higher (approximately $1 per ton) than the levels reported for the second quarter of 2011. As planned, harvest volumes in 2012 were higher than those in the same period of 2011. The company's harvest continues to emphasize pulpwood and smaller diameter sawlogs to maximize long-term value of the forest. Pulpwood volumes were up 341,000 tons, or 21%, higher compared to the second quarter of 2011. The sawlog harvest was 406,000 tons, or 36%, higher, than the same period of 2011.

The Real Estate segment reported total revenue of $47 million and operating income of $29 million. Second quarter 2011 Real Estate segment revenue was $79 million, primarily consisting of $62 million of conservation transactions in the South. The second quarter 2011 operating income was $50 million. The 2012 sales consisted of $37 million of smaller rural land sales across the company's holdings and the completion of a $10 million conservation easement in the state of Maine as part of its Moosehead Lake Concept Plan.

The Manufacturing segment reported $9 million of operating income for the second quarter, compared to the $5 million operating income reported for the second quarter of 2011. Profitability in each of the product lines improved on higher prices and sales volumes. Sales volumes for plywood and medium density fiberboard (MDF) increased 15 percent and 22 percent respectively. Lumber sales volume increased 2 percent and lumber prices increased approximately 4 percent. Plywood prices increased 7 percent and MDF prices improved 2 percent.

Outlook

Business conditions in most of the company's business segments have improved slowly over the past year. The company expects a slow pace of recovery to continue through the remainder of the year.
The company expects its full-year harvest to approximate 17.5 million tons, including approximately 700,000 tons from our recent timber deed acquisition. This is at the high end of the company's original harvest projection of 16.5 to 17.5 million tons for 2012. The increase is comprised of pulpwood, primarily the result of increased yields from the thinning of young timber stands.

During the third quarter, harvests in the Northern Resources segment are expected to increase seasonally from their second quarter low while the Southern harvest is expected to be similar to the second quarter's level.

Third quarter Real Estate segment sales are expected to be between $90 million and $100 million. The company expects full-year Real Estate segment sales to be between $275 million and $325 million.

Manufacturing results are expected to decline slightly from the second quarter's level.

“Our operations are performing well and we look forward to continued growth in the second half of the year, but believe a stronger recovery in the nation's economy is more likely in 2013,” continued Holley. “We're maintaining our earnings guidance for the year at $1.00 to $1.25 per share. We expect to report third quarter earnings between $0.32 and $0.37 per share.

“We continue to manage the company to maximize the long-term value of our shareholders' investment. To accomplish this, nothing is more important than continued disciplined capital allocation. We will continue to evaluate all our opportunities to maximize shareholder value through share repurchase, debt reduction, or timberland acquisition; whatever creates the most value for our shareholders,” concluded

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Exhibit 99.1

Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Jul. 30, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek's Internet site at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek's earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek's earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 21136767.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek's website at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with approximately 6.5 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Six Months Ended June 30,
	2012	2011
REVENUES:
Timber	$312	$267
Real Estate	147	141
Manufacturing	161	141
Other	11	10
Total Revenues	631	559

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	244	208
Real Estate	84	49
Manufacturing	143	128
Other	1	1
Total Cost of Goods Sold	472	386
Selling, General and Administrative	55	53
Total Costs and Expenses	527	439

Other Operating Income (Expense), net	1	3

Operating Income	105	123

Equity Earnings from Timberland Venture	28	30

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	40	41
Interest Expense (Note Payable to Timberland Venture)	29	29
Total Interest Expense, net	69	70

Income before Income Taxes	64	83

Provision (Benefit) for Income Taxes	(1)	1

Net Income	$65	$82

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.40	$0.51
Net Income per Share – Diluted	$0.40	$0.50

Weighted-Average Number of Shares Outstanding
– Basic	161.4	161.9
– Diluted	161.7	162.2

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended June 30,
	2012	2011
REVENUES:
Timber	$157	$126
Real Estate	47	79
Manufacturing	85	74
Other	5	5
Total Revenues	294	284

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	123	101
Real Estate	16	27
Manufacturing	73	67
Other	1	1
Total Cost of Goods Sold	213	196
Selling, General and Administrative	27	25
Total Costs and Expenses	240	221

Other Operating Income (Expense), net	1	—

Operating Income	55	63

Equity Earnings from Timberland Venture	15	16

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	19	20
Interest Expense (Note Payable to Timberland Venture)	15	15
Total Interest Expense, net	34	35

Income before Income Taxes	36	44

Provision (Benefit) for Income Taxes	—	—

Net Income	$36	$44

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.22	$0.27
Net Income per Share – Diluted	$0.22	$0.27

Weighted-Average Number of Shares Outstanding
– Basic	161.5	162.0
– Diluted	161.7	162.3

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	June 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$260	$254
Accounts Receivable	36	28
Inventories	46	48
Deferred Tax Asset	6	6
Assets Held for Sale	76	103
Other Current Assets	15	15
	439	454

Timber and Timberlands, net	3,431	3,377
Property, Plant and Equipment, net	131	138
Equity Investment in Timberland Venture	201	201
Deferred Tax Asset	18	17
Investment in Grantor Trusts (at Fair Value)	37	36
Other Assets	37	36
Total Assets	$4,294	$4,259

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$176	$352
Line of Credit	451	348
Accounts Payable	24	25
Interest Payable	26	26
Wages Payable	11	20
Taxes Payable	13	9
Deferred Revenue	36	27
Other Current Liabilities	8	8
	745	815

Long-Term Debt	1,467	1,290
Note Payable to Timberland Venture	783	783
Other Liabilities	97	108
Total Liabilities	3,092	2,996

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 161.5 at June 30, 2012 and 161.3 at December 31, 2011	2	2
Additional Paid-In Capital	2,269	2,261
Retained Earnings (Accumulated Deficit)	(99)	(28)
Treasury Stock, at Cost, Common Shares – 26.9 at June 30, 2012 and 26.9 at December 31, 2011	(938)	(937)
Accumulated Other Comprehensive Income (Loss)	(32)	(35)
Total Stockholders’ Equity	1,202	1,263
Total Liabilities and Stockholders’ Equity	$4,294	$4,259

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$65	$82
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	56	44
Basis of Real Estate Sold	75	43
Equity Earnings from Timberland Venture	(28)	(30)
Distributions from Timberland Venture	28	28
Deferred Income Taxes	(1)	4
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(5)	12
Timber Deed Acquired	(98)	—
Pension Plan Contributions	(7)	—
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	(35)
Other Working Capital Changes	(2)	4
Other	6	5
Net Cash Provided By Operating Activities	89	157

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(35)	(28)
Timberlands and Minerals Acquired	(13)	(12)
Other	(1)	—
Net Cash Used In Investing Activities	(49)	(40)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(136)	(136)
Borrowings on Line of Credit	1,129	555
Repayments on Line of Credit	(1,026)	(494)
Debt Issuance Costs	(3)	—
Principal Payments and Retirement of Long-Term Debt	—	(49)
Proceeds from Stock Option Exercises	3	9
Acquisition of Treasury Stock	(1)	(1)
Net Cash Used In Financing Activities	(34)	(116)

Increase (Decrease) In Cash and Cash Equivalents	6	1
Cash and Cash Equivalents:
Beginning of Period	254	252

End of Period	$260	$253

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$36	$44
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	29	22
Basis of Real Estate Sold	12	24
Equity Earnings from Timberland Venture	(15)	(16)
Deferred Income Taxes	—	1
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(3)	5
Pension Plan Contributions	(7)	—
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	(35)
Other Working Capital Changes	28	34
Other	3	2
Net Cash Provided By Operating Activities	83	81

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(17)	(16)
Timberlands and Minerals Acquired	(11)	(12)
Net Cash Used In Investing Activities	(28)	(28)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(68)	(68)
Borrowings on Line of Credit	370	310
Repayments on Line of Credit	(370)	(298)
Proceeds from Stock Option Exercises	—	2
Net Cash Used In Financing Activities	(68)	(54)

Increase (Decrease) In Cash and Cash Equivalents	(13)	(1)
Cash and Cash Equivalents:
Beginning of Period	273	254

End of Period	$260	$253

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2012	2011
Revenues:
Northern Resources	$120	$99
Southern Resources	202	173
Real Estate	147	141
Manufacturing	161	141
Other	11	10
Eliminations	(10)	(5)
Total Revenues	$631	$559

Operating Income (Loss):
Northern Resources	$10	$10
Southern Resources	43	34
Real Estate	59	88
Manufacturing	13	9
Other (A)	9	11
Other Costs and Eliminations, net	(29)	(29)
Total Operating Income	$105	$123

Adjusted EBITDA by Segment: (B)
Northern Resources	$23	$21
Southern Resources	76	58
Real Estate	135	132
Manufacturing	20	15
Other	9	11
Other Costs and Eliminations, net	(29)	(28)
Total	$234	$209

(A) During the first six months of 2011, the company received a payment of $2 million for the settlement of a dispute that related to certain mineral rights. This amount is reported as Other Operating Gain/(Loss) in our Other Segment and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2012	2011
Revenues:
Northern Resources	$56	$44
Southern Resources	105	84
Real Estate	47	79
Manufacturing	85	74
Other	5	5
Eliminations	(4)	(2)
Total Revenues	$294	$284

Operating Income (Loss):
Northern Resources	$4	$3
Southern Resources	22	15
Real Estate	29	50
Manufacturing	9	5
Other	4	4
Other Costs and Eliminations, net	(13)	(14)
Total Operating Income	$55	$63

Adjusted EBITDA by Segment: (A)
Northern Resources	$10	$8
Southern Resources	40	27
Real Estate	42	75
Manufacturing	12	8
Other	4	4
Other Costs and Eliminations, net	(13)	(13)
Total	$95	$109

(A) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding equity method earnings, and before interest, taxes, depreciation, depletion, amortization, and basis in lands sold. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in lands sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Six Months Ended June 30, 2012 (In Millions)

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$10	$13	$—	$23
Southern Resources	43	33	—	76
Real Estate	59	1	75	135
Manufacturing	13	7	—	20
Other	9	—	—	9
Other Costs and Eliminations	(30)	—	—	(30)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$105	$54	$75	$234

Reconciliation to Net Income(1)
Interest Expense	(69)
(Provision) / Benefit for Income Taxes	1
Equity Earnings from Timberland Venture	28
Net Income	$65

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$89
Interest Expense				69
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				(1)
Working Capital Changes				2
Distribution from Timberland Venture				(28)
Deferred Income Taxes				1
Deferred Revenue from Long-Term Gas Leases				5
Timber Deed Acquired				98
Pension Plan Contributions				7
Other				(6)
Adjusted EBITDA				$234

Exhibit 99.1

	Six Months Ended June 30, 2011 (In Millions)

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$10	$11	$—	$21
Southern Resources	34	24	—	58
Real Estate	88	1	43	132
Manufacturing	9	6	—	15
Other	11	—	—	11
Other Costs and Eliminations	(30)	1	—	(29)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$123	$43	$43	$209

Reconciliation to Net Income(1)
Interest Expense	(70)
(Provision) / Benefit for Income Taxes	(1)
Equity Earnings from Timberland Venture	30
Net Income	$82

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$157
Interest Expense				70
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				1
Working Capital Changes				31
Distribution from Timberland Venture				(28)
Deferred Income Taxes				(4)
Deferred Revenue from Long-Term Gas Leases				(12)
Other				(5)
Adjusted EBITDA				$209

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarters Ended June 30, 2012 (In Millions)

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$4	$6	$—	$10
Southern Resources	22	18	—	40
Real Estate	29	1	12	42
Manufacturing	9	3	—	12
Other	4	—	—	4
Other Costs and Eliminations	(14)	—	—	(14)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$55	$28	$12	$95

Reconciliation to Net Income(1)
Interest Expense	(34)
(Provision) / Benefit for Income Taxes	—
Equity Earnings from Timberland Venture	15
Net Income	$36

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$83
Interest Expense				34
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				—
Working Capital Changes				(28)
Deferred Revenue from Long-Term Gas Leases				3
Pension Plan Contributions				7
Other				(3)
Adjusted EBITDA				$95

	Quarters Ended June 30, 2011 (In Millions)

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$3	$5	$—	$8
Southern Resources	15	12	—	27
Real Estate	50	1	24	75
Manufacturing	5	3	—	8
Other	4	—	—	4
Other Costs and Eliminations	(14)	1	—	(13)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$63	$22	$24	$109

Reconciliation to Net Income(1)
Interest Expense	(35)
(Provision) / Benefit for Income Taxes	—
Equity Earnings from Timberland Venture	16
Net Income	$44

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$81
Interest Expense				35
Provision / (Benefit) for Income Taxes				—
Working Capital Changes				1
Deferred Income Taxes				(1)
Deferred Revenue from Long-Term Gas Leases				(5)
Other				(2)
Adjusted EBITDA				$109

(1) Includes reconciling items not allocated to segments for financial reporting purposes.